AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS AGREEMENT made the 1st day of March, 2014.

BETWEEN:

ARKANOVA ENERGY CORPORATION, a Nevada corporation

(the “Company”)

AND:

PIERRE MULACEK, an individual

(the “Executive”)

WHEREAS:

A.          The Company and the Executive entered into an Employment Agreement, dated July 17, 2012 (the “Employment Agreement”), pursuant to which the Executive and the Company agreed to pay the Executive a salary of US $240,000 per annum;

B.          The Company and the Executive have agreed to decrease the annual compensation payable to the Executive from US $240,000 per annum to US $135,000 per annum, which decrease is effective on March 1, 2014; and

C.          The Company and the Executive have agreed to amend the terms of the Employment Agreement to decrease the compensation payable to the Executive to US $135,000 per annum.

NOW THEREFORE THIS AGREEMENT witnesses that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Section 8(a) of the Employment Agreement is deleted and replaced with the following:

(a)

As compensation for the services provided by the Executive under this Agreement, the Company will pay the Executive an annual salary of $135,000.00, to be paid in accordance with the Company's usual payroll procedures (the “Salary”).

2.	The Company and the Executive each acknowledge and agree that all other provisions of the Employment Agreement remain in full force and effect.

3.

This Agreement may be executed in counterpart and such counterparts together shall constitute a single instrument. Delivery of an executed counterpart of this Agreement by electronic means, including by facsimile transmission or by electronic delivery in portable document format (“.pdf”), shall be equally effective as delivery of a manually executed counterpart hereof. The Parties acknowledge and agree that in any legal proceedings between them respecting or in any way relating to this Agreement, each waives the right to raise any defense based on the execution hereof in counterparts or the delivery of such executed counterparts by electronic means.

4.	This Agreement will be governed by and construed in accordance with the law of Texas.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

ARKANOVA ENERGY CORPORATION

Per:	/s/ Reginald Denny
Authorized Signatory

/s/ Pierre Mulacek
PIERRE G. MULACEK